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Exhibit 5.1

LOCKE LIDDELL & SAPP LLP ATTORNEYS & COUNSELORS
3400 CHASE TOWER		(713) 226-1200
600 TRAVIS STREET		FAX: (713) 223-3717
HOUSTON, TEXAS 77002-3095	AUSTIN • DALLAS • HOUSTON • NEW ORLEANS	www.lockeliddell.com

December 8, 2004

Cornell Companies, Inc.
1700 West Loop South, Suite 1500
Houston, Texas 77027

Gentlemen:

        We have acted as counsel for Cornell Companies, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering of up to 100,000 additional shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be issued under the Cornell Companies, Inc. 2000 Director Stock Plan (the "2000 Plan") and 200,000 additional shares of Common Stock, which may be issued under the Cornell Companies, Inc. Employee Stock Purchase Plan (the "Employee Plan").

        In such capacity, we have examined the corporate documents of the Company, including its Restated Certificate of Incorporation and its Amended and Restated Bylaws, each as amended, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock issued pursuant to the 2000 Plan and the Employee Plan will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
LOCKE LIDDELL & SAPP LLP
By:	/s/ DAVID F. TAYLOR David F. Taylor

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  Exhibit 5.1